Exhibit 10.03

FEDERAL HOME LOAN BANK OF CINCINNATI

Insurance Company Member Addendum to

Blanket Security Agreement

Cincinnati, Ohio

February 15, 2013

State Auto Property & Casualty Insurance Company, the principal place of business of which is located at 518 East Broad St., Columbus, Ohio 43215 (hereinafter called the “Insurance Company”), in consideration of advances or other financial accommodations heretofore or at anytime hereafter made or granted to Insurance Company and any affiliate of Insurance Company by the FEDERAL HOME LOAN BANK OF CINCINNATI (hereinafter called the “Bank”) and the Bank hereby enter into this Insurance Company Member Addendum (the “Addendum”) in order to supplement that certain Blanket Security Agreement (the “Blanket Agreement”) between Insurance Company and the Bank dated February 15, 2013. In the Blanket Agreement, the term “Borrower” refers to Insurance Company.

1. DEFINITIONS. Each term used in this Addendum and not defined in this Addendum shall have the meaning ascribed to it in the Blanket Agreement.

2. WARRANTIES AND FURTHER COVENANTS.

(a) Insurance Company and Bank acknowledge and agree that neither of them intend any of the Obligations (including any obligation of Insurance Company to Bank to repay any advances or interest accrued on them, as the same may be evidenced by a funding agreement issued by Insurance Company to Bank) to constitute an advance that Section 3901.72, Ohio Revised Code (i) requires the Ohio Superintendent of Insurance to approve and (ii) limits the liability of Insurance Company to repay. Instead, the Obligations include only Insurance Company’s obligation to repay advances that laws other than Section 3901.72, Ohio Revised Code permit Insurance Company to obtain and agree to repay with interest.

(b) Without limitation of the representations and warranties in the Blanket Agreement, Insurance Company represents and warrants to Bank that none of the secured property does or will consist of any assets or items of property that at any time Insurance Company held or holds in a “separate account,” as that term is used in Section 3907.15, Ohio Revised Code.

(c) Insurance Company and Bank acknowledge and agree that: (i) the relationship between them is that of the obtainer and the maker of an advance that the Act authorizes Bank to make to Insurance Company; (iii) Insurance Company is obliged as an Obligation to repay each such advance with interest as provided in the Credit Policy and in each Funding Agreement that Insurance Company may issue from time to time and that Bank may accept; (iii) each such Funding Agreement shall evidence Insurance Company’s Obligation to repay the applicable advance with interest in accordance with the Credit Policy; and (iv) neither Insurance Company nor Bank intend that such relationship be characterized as any different sort of relationship with the purpose or effect of impairing Insurance Company’s liability for the performance of any of its Obligations or the Bank’s remedies against Insurance Company or the secured property in the event of the nonperformance of any of the Obligations when due.

3. DURATION. The term of this Addendum shall commence with the date hereof and end on the termination date of the Blanket Agreement.

4. NOTICE. Any written notice, approval, or direction provided for in this Addendum is to be given by the parties as provided in the Blanket Agreement.

5. GENERAL. All rights and liabilities hereunder shall be governed and limited by and construed in accordance with the Act and the laws of the State of Ohio (except that matters related to eligibility for advances and the rate of interest assessed by the Bank on advances or other Obligations shall be governed solely by the Act). This Addendum shall inure to the benefit of and bind the Bank and Insurance Company and their respective successors and assigns. Any provision hereof which may prove limited or unenforceable under any laws or judicial rulings shall not affect the validity or enforcement of the remainder of the provision or of any other provision.

IN WITNESS WHEREOF, Insurance Company and the Bank have caused the respective duly authorized representatives of each to execute this Addendum, effective as of the date first written above.

FEDERAL HOME LOAN BANK

OF CINCINNATI

By:	/s/ R. Kyle Lawler

Printed name:	R. Kyle Lawler

Title:	EVP

By:	/s/ David Eastland

Printed name:	David Eastland

Title:	Vice President

Witnesses to Signature of

Insurance Company’s Officers:

Signed and acknowledged in the presence of:

/s/ Carolyn A. Turner
Printed name: Carolyn A. Turner

/s/Jane A. Kopp
Printed name: Jane A. Kopp

Insurance Company: State Auto Property & Casualty Insurance Company

(Name of Insurance Company)

By: /s/ Steven E. English
[Signature of Officer Authorized by Insurance Company’s Board to Execute This Agreement]

Steven E. English, Vice President & CFO

Type Name of such Authorized Officer and Title

And

By: /s/ James A. Yano
[Signature of Officer Authorized By Insurance Company’s Board to Execute This Agreement]

James A. Yano, Vice President, Secretary & General Counsel

Type Name of such Authorized Officer and Title

STATE OF Ohio	)
) SS:
COUNTY OF Franklin	)

On this February 18, 2013, before me appeared Steven E. English, to me personally known, who being by me duly sworn, did say that he or she is VP, CFO of the above-named Insurance Company, a corporation; that the seal affixed to the foregoing instrument is the seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and such VP/CFO acknowledged said instrument to be the free act and deed of said corporation and his or her free act and deed as such officer, for the uses and purposes in said instrument mentioned.

My commission expires 10-26-14

/s/ Susan E. Barrett Notary Public, Franklin County, State of Ohio

[IMPRESS NOTARY SEAL HERE]

STATE OF Ohio	)
) SS:
COUNTY OF Franklin	)

On this February 18, 2013, before me appeared James A. Yano, to me personally known, who being by me duly sworn, did say that he or she is General Counsel of the above-named Insurance Company, a corporation; that the seal affixed to the foregoing instrument is the seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and such VP, General Counsel acknowledged said instrument to be the free act and deed of said corporation and his or her free act and deed as such officer, for the uses and purposes in said instrument mentioned.

My commission expires 10-26-14

/s/ Susan E. Barrett Notary Public, Franklin County, State of Ohio

[IMPRESS NOTARY SEAL HERE]

4